UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

CERUS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 Stanwell Drive Concord, California	94520
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 288-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Credit Facility; Term Loan Refinancing

On July 31, 2017 (the “Closing Date”), Cerus Corporation (the “Company”) entered into an amended and restated loan and security agreement (the “Amended Credit Agreement”) with Oxford Finance LLC (“Oxford”), as collateral agent, and the lenders party thereto, which amends and restates in its entirety the loan and security agreement, dated as of June 30, 2014, as previously amended (the “Original Credit Agreement”), among the Company, Oxford and the lenders party thereto. The Amended Credit Agreement provides for secured growth capital term loans of up to $40.0 million (the “Term Loans”). All of the Company’s current and future assets, excluding its intellectual property and 35% of the Company’s investment in Cerus Europe B.V., are secured for its borrowings under the Amended Credit Agreement.

The Term Loans are available in two tranches. The first tranche of $30.0 million was made available to the Company on the Closing Date (“Term Loan A”), with the proceeds of Term Loan A used in part to repay in full all of the outstanding the term loans under the Original Credit Agreement in an aggregate principal amount of $17,630,509. The second tranche of $10.0 million (“Term Loan B”) is available during the period commencing on the date of the first achievement by the Company after the Closing Date of consolidated trailing six-month revenues at a specified threshold as of the end of any fiscal month of the Company (the “Revenue Milestone”) and ending on the earlier of (i) January 31, 2019 and (ii) the date which is 60 days after the achievement of the Revenue Milestone. The Term Loans shall be interest-only through February 1, 2019 followed by 42 months of equal principal and interest. However, if the Company draws Term Loan B, then the interest-only period will be extended through August 1, 2019 and the amortization period will be reduced to 36 months. Interest on Term Loan A and Term Loan B will bear interest at a rate equal to the greater of (i) 8.01% and (ii) the sum of the three-month U.S. LIBOR rate reported in the Wall Street Journal on the last business day of the month that immediately precedes the month in which interest will accrue plus (b) 6.72%. The Company paid a facility fee equal to $75,000 in respect of Term Loan A and, if the Company draws Term Loan B, the Company will pay a facility fee equal to $25,000 in respect of Term Loan B on the date it draws Term Loan B. The Company will also be required to make a final payment fee of 8.00% of the amounts of the Term Loans drawn payable on the earlier of (i) the prepayment of the Term Loans or (ii) the maturity of the Term Loans. The Company may prepay the Term Loans by paying a prepayment fee equal to (i) 3.00% of the applicable Term Loan prepaid in the first anniversary of the funding date, (ii) 2.00% of the applicable Term Loan prepaid in the second anniversary of the funding date, (iii) 1.00% of the applicable Term Loan prepaid in the third anniversary of the funding date, and (iv) 0.50% of the applicable Term Loan prepaid after the third anniversary date and prior to the maturity date.

The Amended Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on dispositions, changes in business, management, ownership or business locations, mergers or acquisitions, indebtedness, encumbrances, distributions, investments, transactions with affiliates and subordinated debt. The Amended Credit Agreement also includes customary events of default, including but not limited to the nonpayment of principal or interest, violations of covenants, material adverse change, attachment, levy, restraint on business, cross-defaults on material indebtedness, bankruptcy, material judgments, misrepresentations, subordinated debt defaults, governmental approvals and lien priority. Upon an event of default, the lenders may, among other things, accelerate the Term Loans and foreclose on the collateral.

The foregoing is only a brief description of the material terms of the Amended Credit Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the availability and funding of Term Loan B, the timing thereof and the satisfactions of the conditions thereto, including the Company’s achievement of the Revenue Milestone. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the satisfaction of the conditions to the funding of Term Loan B and the Company’s ability to maintain (and otherwise comply with the covenants in) the Amended Credit Agreement; risks associated with the Company’s ability to meet its debt service obligations; risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System; risks associated with the Company’s lack of commercialization experience in the United States and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System for platelets and plasma in the United States; risks related to the Company’s ability to commercialize the INTERCEPT Blood System in the United States without infringing on the intellectual property rights of others; risks related to the Company’s ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction and the INTERCEPT Blood System is safe, effective and economical; the uncertain and time-consuming development and regulatory process, including the risks (a) that the Company may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT platelet and plasma systems, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval for the INTERCEPT platelet and/or plasma systems and (b) related to the Company’s ability to expand the label claims and product configurations for the INTERCEPT platelet and plasma systems in the United States, which will require additional regulatory approvals; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or weakening economic conditions in the markets where the Company sells its products; the Company’s reliance on third parties to market, sell, distribute and maintain its products; the Company’s ability to maintain an effective manufacturing supply chain, including the ability of its manufacturers to comply with extensive FDA and foreign regulatory agency requirements; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for the Company to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of future revenues and other financial performance and results, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 4, 2017. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERUS CORPORATION

By:	/s/ Kevin D. Green
Kevin D. Green Vice President, Finance and Chief Financial Officer

Date: August 2, 2017